UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2015

OUTERWALL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2015, the Board of Directors (the “Board”) of Outerwall Inc. (the “Company”) appointed Erik E. Prusch as the Company’s chief executive officer, as well as a member of the Board, effective as of July 31, 2015. Mr. Prusch succeeds the Company’s interim chief executive officer, Nora M. Denzel, who will remain a member of the Board. Mr. Prusch was placed in the class of directors whose current term is up at the Company’s 2016 Annual Meeting of Stockholders.

Mr. Prusch, 48, served as chief executive officer of NetMotion Wireless, Inc. from January 2014 to November 2014 and of Lumension Security, Inc. from May 2014 to November 2014 (both providers of mobile and enterprise security products and services). He also served as an advisor to Clearlake Capital (a private equity fund) from January 2014 to November 2014. Prior to that, Mr. Prusch served as chief executive officer and president of Clearwire Corporation (a provider of 4G wireless broadband services) from August 2011 until July 2013, as its chief operating officer from March 2011 to August 2011, and as its chief financial officer from August 2009 to March 2011; he served as a member of the board of directors of Clearwire from February 2012 to July 2013. Before then, Mr. Prusch served as president and chief executive officer of Borland Software Corporation (a provider of enterprise software tools and solutions) from December 2008 to July 2009 and as its chief financial officer from November 2006 to December 2008. Previous to Borland, Mr. Prusch was vice president of finance in Intuit’s Turbo Tax division from January 2004 to November 2006. Prior to that, he served as chief financial officer of Identix Incorporated and before then, he served as vice president and chief financial officer, finance and operations in Gateway Computers’ Gateway Business division. He began his career at Touche Ross and PepsiCo.

On July 29, 2015, the Company entered into an offer letter (the “CEO Offer Letter”) and an Employment Agreement, effective on July 31, 2015, with Mr. Prusch (the “CEO Employment Agreement”). The CEO Offer Letter and the CEO Employment Agreement include the following material terms:

•	The term of the arrangement continues until terminated pursuant to the CEO Employment Agreement.

•	Mr. Prusch will be paid a base salary based on an annual salary of $800,000, subject to possible increase at the discretion of the Compensation Committee of the Board.

•	Mr. Prusch is eligible for cash bonuses consistent with the existing program for executive officers if performance targets applicable to such bonuses are met. Mr. Prusch’s target bonus opportunity for 2015 will be 100% of actual base salary earned in 2015.

•	Mr. Prusch will receive long-term incentive compensation for 2015 in a combination of a time-based restricted stock award (30%) and a performance-based restricted stock award (70%), having an aggregate value of $3,000,000. These awards will be granted on July 31, 2015, with the number of shares under these awards based on the closing price of the Company’s common stock on the grant date. The time-based restricted stock award will vest 50% on each of the third and fourth anniversaries of the grant date and any restricted stock earned under the performance-based restricted stock award will vest 65% on the second anniversary and 35% on the third anniversary of the grant date. The measures, targets and measurement period of the performance-based restricted stock award will be consistent with the performance-based restricted stock awards granted to other Company executive officers in February 2015. These grants to Mr. Prusch will be made under the Company’s 2011 Incentive Plan (the “2011 Plan”) and applicable award agreements approved by the Board (such agreements, collectively, the “LTIP Awards”).

•	Mr. Prusch will also be granted a new hire performance-based restricted stock award having a value of $1,000,000, which award is expected to be approved by the Compensation Committee with applicable measures and targets within the first 45 days of Mr. Prusch’s employment. Any restricted stock earned under the new hire award will vest 65% within one month following the second anniversary of the grant date and 35% within one month following the third anniversary of the grant date. The number of shares under this award will be based on the closing price of the Company’s common stock on the grant date and will be made under the 2011 Plan and applicable award agreements approved by the Board (the “New Hire Award”).

•	Mr. Prusch will be entitled to participate in fringe benefit programs as provided by the Company from time to time.

•	Upon termination by Outerwall without cause or by Mr. Prusch for good reason (as such terms are defined in the CEO Employment Agreement), Mr. Prusch will be entitled to (i) a termination payment equal to 18 months’ annual base salary; (ii) any unpaid annual base salary that has accrued for services already performed as of the date of termination; (iii) a prorated portion of his annual bonus for the year of termination; (iv) a termination payment equal to 1.5 times his target bonus opportunity for the year of termination; and (v) an amount equal to 18 times the monthly COBRA premiums in effect on the date of termination for Mr. Prusch and, if applicable, his spouse and dependent children.

On July 29, 2015, Mr. Prusch also entered into a Change of Control Agreement with the Company, dated as of July 31, 2015 (the “CEO Change of Control Agreement”). Pursuant to the terms of the CEO Change of Control Agreement, beginning on the Effective Date and ending two years after such date (the “Employment Period”), Mr. Prusch’s authority, duties and responsibilities will be at least reasonably commensurate with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the date of the change of control (as defined in the CEO Change of Control Agreement). During the Employment Period, Mr. Prusch will be entitled to continued compensation and benefits at levels comparable to pre-change of control levels and reimbursement for all reasonable employment expenses. The “Effective Date” is the first date during the Change of Control Period on which a change of control occurs, except that if a change of control occurs and if Mr. Prusch’s employment with the Company is terminated without cause (as defined in the CEO Change of Control Agreement) after the date on which the Company has entered into a definitive agreement to effect a change of control but prior to the date on which such change of control occurs, the “Effective Date” will be the date immediately prior to the date of such termination of employment. The “Change of Control Period” is the period beginning on the date of the CEO Change of Control Agreement and ending on the date two years following notice from the Company that this coverage period has terminated.

Mr. Prusch will be eligible to receive the following benefits if the Company terminates his employment during the Employment Period other than for cause or if Mr. Prusch terminates his employment during the Employment Period for good reason (as defined in the CEO Change of Control Agreement):

•	Any accrued but unpaid base salary;

•	A pro rata portion of his target annual bonus for the year;

•	Any compensation previously deferred by Mr. Prusch (together with any accrued interest or earnings);

•	Any accrued but unpaid vacation pay;

•	An amount as separation pay equal to 2 times his annual base salary plus 2 times his target annual bonus; and

•	Company payment of COBRA premiums under the Company’s group health plans for a period of up to 18 months for Mr. Prusch and, if applicable, his spouse and dependent children.

The foregoing descriptions of the CEO Offer Letter, the CEO Employment Agreement, the LTIP Awards, the New Hire Award and the CEO Change of Control Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 10.1 to 10.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 30, 2015, Outerwall issued a press release discussing the chief executive officer transition. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events, performance, results and actions, such as “will” and “expect,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The forward-looking statements in this Current Report on Form 8-K include statements regarding management succession and employment matters. Forward-looking statements are not guarantees of future actions, events, results or performance, which may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by the Company or its management, including those beyond the Company’s control. Such risks and uncertainties include, but are not limited to, timing and integration of management changes, changes in strategic and financial objectives, and the ability to attract new retailers, penetrate new markets and distribution channels and react to changing consumer demands. For more information on factors that may affect future performance, events, results or actions, please review “Risk Factors” described in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC, as well as other public filings with the SEC. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated July 28, 2015, between Outerwall Inc. and Erik E. Prusch

10.2	Employment Agreement, executed on July 29, 2015, between Outerwall Inc. and Erik E. Prusch

10.3	Form of Notice of Restricted Stock Award and Form of Restricted Stock Award Agreement under the 2011 Incentive Plan for Awards made to Erik E. Prusch

10.4	Form of Notice of Restricted Stock Award and Form of Restricted Stock Award Agreement under the 2011 Incentive Plan for Performance-Based Awards made to Erik E. Prusch

10.5	Change of Control Agreement, executed on July 29, 2015, between Outerwall Inc. and Erik E. Prusch

99.1	Press Release dated July 30, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTERWALL INC.

	By:	/s/ DONALD R. RENCH
Date: July 30, 2015		Name:	Donald R. Rench
		Title:	Chief Legal Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Offer Letter, dated July 28, 2015, between Outerwall Inc. and Erik E. Prusch

10.2	Employment Agreement, executed on July 29, 2015, between Outerwall Inc. and Erik E. Prusch

10.3	Form of Notice of Restricted Stock Award and Form of Restricted Stock Award Agreement under the 2011 Incentive Plan for Awards made to Erik E. Prusch

10.4	Form of Notice of Restricted Stock Award and Form of Restricted Stock Award Agreement under the 2011 Incentive Plan for Performance-Based Awards made to Erik E. Prusch

10.5	Change of Control Agreement, executed on July 29, 2015, between Outerwall Inc. and Erik E. Prusch

99.1	Press Release dated July 30, 2015